UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 30, 2006
TEKELEC
(Exact name of registrant as specified in its charter)

California	0-15135	95-2746131

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5200 Paramount Parkway, Morrisville, North Carolina	27560

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (919) 460-5500

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 2.02 Results of Operations and Financial Condition	1
Item 9.01 Financial Statements and Exhibits	1
Exhibit 99.1

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Item 2.02 Results of Operations and Financial Condition
On May 30, 2006, Tekelec (the “Company”) issued a press release announcing its consolidated financial results for the fourth quarter and year ended December 31, 2005 and its restated consolidated financial results for the quarter and year ended December 31, 2004. The press release also included the Company’s restated consolidated statement of operations and restated consolidated statement of cash flows for the year ended December 31, 2003.
The Company also announced in the press release that on May 30, 2006, the Company will file with the Securities and Exchange Commission (the “Commission”) its Annual Report on Form 10-K for the year ended December 31, 2005 in which the Company will restate its previously issued consolidated financial statements for (i) the year ended December 31, 2003, (ii) the year ended December 31, 2004 and each of the quarters therein, and (iii) the nine months ended September 30, 2005 and each of the quarters therein.
The press release also included a summary of the impact of the restatement on the Company’s revenue and diluted earnings per share for the years ended December 31, 2003 and 2004 and for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005, as such amounts had previously been reported in the Company’s filings with the Commission.
A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information in this Item 2.02 of this Current Report on Form 8-K and in Exhibit 99.1 furnished herewith shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.
Item 9.01. Financial Statements and Exhibits
     (c) Exhibits
          The following exhibit is furnished as a part of this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press Release dated May 30, 2006 of the Company

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tekelec
Dated: May 30, 2006	By:	/s/ Franco Plastina
Franco Plastina
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 30, 2006 of the Company

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